As filed with the Securities and Exchange Commission on September 24, 2012
Registration No. 333-183167

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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AMENDMENT NO. 1 TO
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
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Counseling International, Inc.
(Exact Name of registrant as specified in its charter)

Nevada		45-3621993
(State or other Jurisdiction of Incorporation)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification No.)

2333 Boone Ave.
Venice, CA 90291
Tel.: (310) 510-6401
 (Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

Layla Stone
Chief Executive Officer
Counseling International, Inc.
2333 Boone Avenue
Venice, CA 90291
Phone: (310) 510-6401
(Name, Address and Telephone Number of Agent for Service)

Copies of communications to:
Gregg E. Jaclin, Esq.
Anslow & Jaclin, LLP
195 Route 9 South, Suite204
Manalapan, NJ 07726
Tel. No.: (732) 409-1212
 Fax No.: (732) 577-1188

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this registration statement

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration fee

Common Stock, par value $0.001	763,400(1)	$0.05(2)	$38,170(2)	$4.37(3)

(1) This Registration Statement covers the resale by our selling stockholders of up to 763,400 shares of common stock previously issued to such selling stockholders.

(2) The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price stockholders were sold to our stockholders in a private placement memorandum. The price of $0.05 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

(3) Previously paid.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale of these securities is not permitted.

PREMLIMINARY PROSPECTUS

Subject to Completion, Dated  September 24, 2012

763,400 SHARES OF
COUNSELING INTERNATIONAL, INC.
COMMON STOCK

The selling stockholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. Our common stock is presently not traded on any market or securities exchange. The 763,400 shares of our common stock will be sold by selling security holders at a fixed price of $0.05 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with The Financial Industry Regulatory Authority (“FINRA”), which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 3.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

The Date of This Prospectus Is: ________________, 2012

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

For Investors Outside the United States:  Neither we nor any of the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

PROSPECTUS  SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Consolidated Financial Statements, before making an investment decision.

About Our Company

Counseling International, Inc. (the “Company,” or “we”) is a developmental stage company.  We intend to generate revenue by directing internet traffic to providers of online counseling services, as well as certain other websites from which we can earn a commission from proceeds generated.  To date we have not generated any revenues.  We intend to start a marketing campaign in the next 60 days, including purchasing purchase advertisement on Google.com to display our banners.

We wholly own LiveChatCounseling.com, an online portal which is currently operational, and which we intend to use to provide visitors with confidential online counseling by directing them to professional licensed counselors, therapists and social workers for less than what traditional counseling sessions cost. Our strategy is to exploit existing opportunities in the counseling industry through the development and growth of our existing website.  We continuously strive to operate efficiently and deliver value and low cost counseling services with valuable customer care.

We were incorporated in Nevada on September 30, 2011.  The Company was founded by Layla Stone, who currently serves as the director and chief executive officer.

With the current economic downturn and unemployment in the United States above 8%, the majority of our target market is beginning to think about investing in their health and well-being. We intend to use LiveChatCounseling.com to provide live chat feature which allows potential clients to chat with real therapists and counselors in a cost-effective manner.

The Company has entered into an affiliate agreement with LivePerson.com, under which it will obtain a commission for sending traffic to such website. We have also entered into agreements with certain other websites such as Amazon.com, under which we will earn a certain commission from purchases made on the website that are the result of traffic from LiveChatCounseling.com.  As of the date hereof, we have not yet earned any revenue under the commission programs with LivePerson.com, Amazon.com or any other websites.

In the future, we intend to offer additional counseling and advice services by Layla Stone, the Chief Executive Officer.  Ms. Stone is currently working on acquiring a license to be become a licensed Marriage and Family Therapists in the State of California.  Ms. Stone has earned an M.A. in Psychology from the University of Southern California but has not yet begun working on the 3,000 hours of supervised work experience (over at least 104 weeks), which is required by the California Board of Behavioral Sciences for such licensure.

Where You Can Find Us

Our business office is located at 2333 Boone Avenue, Venice, California 90291.  Our telephone number is (310) 801-3368.

Implications of Being an Emerging Growth Company

We qualify as an emerging growth company as that term is used in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

●	A requirement to have only two years of audited financial statements and only two years of related MD&A;

●	Exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002;

●	Reduced disclosure about the emerging growth company’s executive compensation arrangements; and

●	No non-binding advisory votes on executive compensation or golden parachute arrangements.

We have already taken advantage of these reduced reporting burdens in this prospectus, which are also available to us as a smaller reporting company as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards. We have elected to use the extended transition period provided above and therefore our financial statements may not be comparable to companies that comply with public company effective dates.

We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Terms of the Offering

The selling stockholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account.

We will not receive any of the proceeds from the resale of these shares. The offering price of $0.05 was determined by the price shares were sold to our stockholders in a private placement memorandum and is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

SUMMARY FINANCIAL  DATA

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis,” “Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data from inception (September 30, 2011) through to March 31, 2012 are derived from our audited annual financial statements.

From Inception (September 30, 2011) through June 30, 2012 (unaudited)
STATEMENT OF OPERATIONS
Revenues	$0
Total Operating Expenses	$8,921
Net Loss	$(8,921)

As of June 30, 2012 (unaudited)
BALANCE SHEET DATA
Cash	$27,224
Total Assets	$27,924
Total Liabilities	$975
Stockholders’ Equity	$26,949

Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Please note that throughout this prospectus, the words “we”, “our” or “us” refer to the Company and not to the selling stockholders.

Risks Related to Our Business

We have a limited operating history that you can use to evaluate us, and the likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company.

We were incorporated in Nevada on September 30, 2011.  With the exception of $23,373 in cash at March 31, 2012, we have no significant financial resources and no revenues to date. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company starting a new business enterprise and the highly competitive environment in which we will operate. Since we have a limited operating history, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to meet our expenses and support our anticipated activities.

We have limited operating history and face many of the risks and difficulties frequently encountered by development stage companies.

We are a development stage company, and to date, our development efforts have been focused primarily on the development and marketing of our business model. We have limited operating history for investors to evaluate the potential of our business development. We have not built our customer base and our brand name. In addition, we also face many of the risks and difficulties inherent in gaining market share as a new company:

●	Develop an effective business plan;
●	Meet customer standards;
●	Attain customer loyalty;
●	Develop and upgrade our service

Our future will depend on our ability to bring our service to the market place, which requires careful planning of providing a portal that meets industry standards without incurring unnecessary cost and expense.

We will require financing to achieve our current business strategy and our inability to obtain such financing could prohibit us from executing our business plan and cause us to slow down our expansion of operations.

We will need to raise additional funds through public or private debt or sale of equity to achieve our current business strategy. Such financing may not be available when needed. Even if such financing is available, it may be on terms that are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our capital requirements to implement our business strategy will be approximately $26,000. Moreover, in addition to monies needed to continue operations over the next twelve months, we anticipate requiring additional funds in order to implement our plan of operations. No assurance can be given that such funds will be available or, if available, will be on commercially reasonable terms satisfactory to us. There can be no assurance that we will be able to obtain financing if and when it is needed on terms we deem acceptable.

If we are unable to obtain financing on reasonable terms, we could be forced to delay or scale back our plans for expansion. In addition, such inability to obtain financing on reasonable terms could have a material adverse effect on our business, operating results, or financial condition.

Our auditor has expressed substantial doubt as to our ability to continue as a going concern.

Based on our financial history since inception, our auditor has expressed substantial doubt as to our ability to continue as a going concern. From inception to March 31, 2012 we have incurred a net loss of $5,077 and an accumulated deficit of $5,077. If we cannot generate sufficient revenues from our services, we may have to delay the implementation of our business plan.

Our future success is dependent, in part, on the performance and continued service of Layla Stone, our sole officer. Without her continued service, we may be forced to interrupt or eventually cease our operations.

We are presently dependent to a great extent upon the experience, abilities and continued services of Layla Stone, our Company’s Officer and Director. Our employment agreement with Ms. Stone terminates on February 2, 2015.  However, Ms. Stone may terminate her contract with thirty (30) days notice and could potentially stop working for us before this date.  The loss of her services could have a material adverse effect on our business, financial condition or results of operation.

Our principal stockholder, Layla Stone, has significant voting power and may take actions that may not be in the best interest of all other stockholders.

Our sole officer and director, Layla Stone, controls approximately 80% of our current outstanding shares of voting common stock. She may be able to exert significant control over our management and affairs requiring stockholder approval, including approval of significant corporate transactions. This concentration of ownership may expedite approvals of company decisions, or have the effect of delaying or preventing a change in control or be in the best interests of all our stockholders.

Our sole officer and director has a full-time job which may interfere with her responsibilities to us.

Layla Stone, our sole officer and only employee will not be in a position to devote a substantial amount of her time to our company.  Ms. Stone believes that she can perform her duties sufficiently on a part-time basis. It is possible that our plan of operations may be materially delayed to her limited work schedule with us.

The lack of public company experience of our sole officer and director could adversely impact our ability to comply with the reporting requirements of U.S. securities laws.

Layla Stone, our sole officer, lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Ms. Stone has never been responsible for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Ms. Stone may not be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements, including establishing and maintaining internal controls over financial reporting.  Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934 which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company.

We will provide services in a highly competitive market and we are unsure as to whether there will be any consumer demand for such services.

We plan to compete with providers of counseling services that are more established than we are. Our competitors may be able to seize the same market opportunities that we are targeting. These competitors, either alone or with collaborative partners, may succeed in developing business models that are more effective or have greater market success than our own. The Company is especially susceptible to larger competitors that invest more money in marketing. Moreover, the market for our products is large but highly competitive and segmented. It is possible that there will be low consumer demand for our services, or that interest in our services could decline or die out, which would cause us to be unable to sustain our operations.  The availability of counseling services at lower or more competitive prices may cause potential customers to purchase products elsewhere which would negatively impact our business.

The ability to successfully deploy our business model is heavily dependent upon economic conditions in the United States.

The ability to successfully deploy our business model is heavily dependent upon the general state of the United States economy. We cannot assure that favorable conditions will exist in the future. A general economic recession in the United States could have a serious adverse economic impact on us and our ability to obtain funding and generate projected revenues.

Because the services that we intend to distribute will not be provided by us, we will be dependent upon third parties to be service providers.

We will obtain services from counselors who are third-party providers. We do not expect to enter into long-term contracts with these providers. Therefore, providers may not provide services in the quantity and duration that we require for customers.  We may be subject to delays caused by interruption in services based on conditions outside of our control.  In the event that any of our intended third-party service providers were to become unable or unwilling to continue to provide services in required volumes, we would need to identify and retain alternative providers.  There is no guarantee that we would be able to obtain such alternative providers on a timely basis, if at all.  An extended interruption in our ability to provide services could have an adverse effect on our results of operations, which most likely would adversely affect the value of our common stock.

We are dependent on technology systems that are beyond our control.

The success of the Company’s services depends in part on our clients’ online services as well as the Internet connections of visitors to their websites, both of which are outside of our control. As a result, it may be difficult to identify the source of problems if they occur.  We may experience problems related to connectivity which result in slower than normal response times to interruptions in service. Our services will rely both on the Internet and on our connectivity vendors for data transmission. Therefore, even when connectivity problems are not caused by our services, our clients or Internet users may attribute the problem to us. This could diminish our brand and harm our business, divert the attention of our technical personnel from our product development efforts or cause significant client relations problems.

In addition, we will rely on third-party Web hosting service providers for Internet connectivity and network infrastructure hosting, security and maintenance. These providers may experience problems resulting in slower than normal response times and interruptions in service, which could harm our business.

Our service will also depend on third parties for hardware and software, which could contain defects. Problems arising from our use of such hardware or software could require us to incur significant costs or divert the attention of our technical personnel from our product development efforts. To the extent any such problems require us to replace such hardware or software, we may not be able to do so on acceptable terms, if at all.

Our reputation will depends, in part, on factors which are entirely outside of our control.

Our services will depend upon the services of counselors who are not our employees. As a result, we have no way of controlling the actions of these operators.  In addition, an Internet user may not know that the operator is an employee or agent of our client, rather than our employee.  If an Internet user were to have a negative experience with such a counselor, it is possible that this experience could be attributed to us, which could diminish our brand and harm our business.

Our products and services may infringe upon intellectual property rights of third parties and any infringement could require us to incur substantial costs and may distract our sole officer and director.

We are subject to the risk of claims alleging infringement of third-party proprietary rights. Substantial litigation regarding intellectual property rights exists in the internet services industry. In the ordinary course of our business, our services may be increasingly subject to third-party infringement claims as the number of competitors in our industry segment grows and the functionality of services in different industry segments overlaps. Some of our competitors in the market for real-time sales, marketing and customer service solutions or other third parties may have filed or may intend to file patent applications covering aspects of their technology. Any claims alleging infringement of third-party intellectual property rights could require us to spend significant amounts in litigation (even if the claim is invalid), distract Layla Stone, our sole officer and director, from other tasks of operating our business, pay substantial damage awards, prevent us from deliver services, or limit our ability to use the intellectual property that is the subject of any of these claims, unless we enter into license agreements with the third parties (which may be costly, unavailable on commercially reasonable terms, or not available at all). Therefore, such claims could have a material adverse effect on our business, results of operations and financial condition.

We may be liable if third parties misappropriate personal information belonging to our clients’ Internet users.

We may collect personal information about our users, such as contact and demographic information. If third parties were able to penetrate our network security or otherwise misappropriate personal information relating to our customers, we could be subject to liability. We could be subject to negligence claims or claims for misuse of personal information. These claims could result in litigation, which could have a material adverse effect on our business, results of operations and financial condition. We may incur significant costs to protect against the threat of security breaches or to alleviate problems caused by such breaches.

The need to physically secure and securely transmit confidential information online has been a significant barrier to electronic commerce and online communications. Any well-publicized compromise of security could deter people from using online services such as the ones we plan to offer, or from using them to conduct transactions, which involve transmitting confidential information. Because our success depends on the general acceptance of our services and electronic commerce, we may incur significant costs to protect against the threat of security breaches or to alleviate problems caused by these breaches.

Future regulation of the Internet may slow our growth, resulting in decreased demand for our services and increased costs of doing business.

State, federal and foreign regulators could adopt laws and regulations that impose additional burdens on companies that conduct business online. These laws and regulations could discourage communication by e-mail or other web-based communications, particularly targeted e-mail of the type facilitated by our services, which could reduce demand for our services.

The growth and development of the market for online services may prompt calls for more stringent consumer protection laws or laws that may inhibit the use of Internet-based communications or the information contained in these communications. The adoption of any additional laws or regulations may decrease the expansion of the Internet. A decline in the growth of the Internet, particularly as it relates to online communication, could decrease demand for our services and increase our costs of doing business, or otherwise harm our business. Any new legislation or regulations, application of laws and regulations from jurisdictions whose laws do not currently apply to our business, or application of existing laws and regulations to the Internet and other online services could increase our costs and harm our growth.

We depend on the continued viability of the infrastructure of the Internet.

To the extent that the Internet continues to experience growth in the number of users and frequency of use by consumers resulting in increased bandwidth demands, we cannot assure that the infrastructure for the Internet will be able to support the demands placed upon it. The Internet has experienced outages and delays as a result of damage to portions of its infrastructure. Outages or delays could adversely affect online sites, email and the level of traffic on the Internet. We will also depend on Internet service providers that provide counseling providers and Internet users with access to our services. The Internet could lose its viability due to delays in the adoption of new standards and protocols required to handle increased levels of Internet activity. Insufficient availability of telecommunications services to support the Internet also could result in slower response times and negatively impact use of the Internet generally, and the websites that we direct traffic to to earn commissions.  If the infrastructure of the Internet does not effectively support the growth of the Internet, we may not be able to become profitable and our business, results of operations and financial condition will suffer.

We will depend on the continued growth and acceptance of the Internet as a medium for commerce, and the related expansion of the Internet infrastructure.

We cannot be sure that a sufficiently broad base of consumers will continue to use the Internet as a medium for commerce. Convincing our customers to offer real-time sales, marketing and customer service technology may be difficult. The continuation of the Internet as a viable commercial marketplace is subject to a number of factors, including:
●	continued growth in the number of users;
●	concerns about transaction security or security problems such as “viruses” and “worms” or hackers;
●	concerns about cybersecurity attacks or the security of confidential information online;
●	continued development of the necessary technological infrastructure;
●	development of enabling technologies;
●	uncertain and increasing government regulation; and
●	the development of complementary services and products.

We will incur increased costs and demands as a result of complying with the laws and regulations that affect public companies, which could materially adversely affect our results of operations, financial condition, business and prospects.

After we become a public company and particularly after we cease to be an “emerging growth company,” we will incur significant legal, accounting and other expenses that we did not incur as a private company, including costs associated with public company reporting and corporate governance requirements. These requirements include compliance with Section 404 and other provisions of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, as well as rules implemented by the SEC and the NYSE. In addition, Layla Stone, our sole officer and director will also have to adapt to the requirements of being a public company. We expect that compliance with these rules and regulations will substantially increase our legal and financial compliance costs and will make some activities more time-consuming and costly.

The increased costs associated with operating as a public company will decrease our net income or increase our net loss, and may require us to reduce costs in other areas of our business or increase the prices of our products or services. Additionally, if these requirements divert Ms. Stone’s attention from other business concerns, they could have a material adverse effect on our results of operations, financial condition, business and prospects.

However, for as long as we remain an “emerging growth company” as defined in the Jumpstart our Business Startups Act of 2012, or JOBS Act, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We may take advantage of these reporting exemptions until we are no longer an “emerging growth company.”

We will remain an “emerging growth company” for up to five years, although if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any April 30 before that time, we would cease to be an “emerging growth company” as of the following April 30, or if we issue more than $1 billion in non-convertible debt in a three-year period, we would cease to be an “emerging growth company” immediately.

If we become a public company, we also expect that it may be more difficult and expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as our executive officers.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. An “emerging growth company” can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to opt in to the extended transition period for complying with the revised accounting standards.

Because we have elected to defer compliance with new or revised accounting standards, our financial statement disclosure may not be comparable to similar companies.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. This allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of our election, our financial statements may not be comparable to companies that comply with public company effective dates.

Our bylaws provide for indemnification of officers and directors at our expense and limit their liability which may result in a major cost to us and hurt the interests of our stockholders.

Our bylaws and applicable Nevada law provide for the indemnification of our directors and officers, under certain circumstances, against attorney’s fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on behalf of the Company. We may also bear the expenses of such litigation for any of our directors and officers, upon such person’s promise to repay us therefore if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us which we will be unable to recoup.

We have been advised that in the opinion of the SEC, this type of indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against these types of liabilities, other than the payment by us of expenses incurred or paid by a director or officer in the successful defense of any action, is asserted by a director or officer in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Risk Related To Our Capital Stock

We may never pay any dividends to stockholders.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

The offering price of the shares should not be used as an indicator of the future market price of the securities.  The offering price bears no relationship to the actual value of the company, and may make our shares difficult to sell.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $0.05 for the shares of common stock was determined based on the price of shares sold in our private offering. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

You will experience dilution of your ownership interest because of the future issuance of additional shares of our common stock and our preferred stock.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders. We are currently authorized to issue an aggregate of 510,000,000 shares of capital stock consisting of 500,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share.

We may also issue additional shares of our common stock or other securities that are convertible into or exercisable for common stock in connection with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of our common stock or other securities may create downward pressure on the trading price of our common stock. There can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes or for other business purposes, including at a price (or exercise prices) below the price at which shares of our common stock are currently quoted on the OTCBB.

There is no assurance of a public market or that the common stock will ever trade on a recognized exchange. Therefore, you may be unable to liquidate your investment in our stock.

There is no established public trading market for our common stock. Our shares are not and have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

Our board of directors, which is comprised our sole director, Layla Stone, has the authority, without stockholder approval, to issue preferred stock with terms that may not be beneficial to common stockholders and with the ability to affect adversely stockholder voting power.

Our certificate of incorporation authorizes the issuance of up to 10,000,000 shares of preferred stock, par value $ 0.001 per share. The specific terms of the preferred stock have not been determined, including but not limited to designations, preferences, conversion rights, restrictions and voting rights.

Our board is entitled to authorize the issuance of up to 10,000,000 shares of preferred stock in one or more series with such limitations and restrictions as may be determined in its sole discretion, with no further authorization by security holders required for the issuance thereof.

The issuance of preferred stock could adversely affect the voting power and other rights of the holders of common stock. Preferred stock may be issued quickly with terms calculated to discourage, make more difficult, delay or prevent a change in control of the Company or make removal of Ms. Stone more difficult. As a result, the ability of the board of director to issue preferred stock may discourage the potential hostility of an acquirer, possibly resulting in beneficial negotiations. Negotiating with an unfriendly acquirer may result in, among other things, terms more favorable to us and our stockholders. Conversely, the issuance of preferred stock may adversely affect any market price of, and the voting and other rights of the holders of the common stock. We presently have no plans to issue any preferred stock.

Our common stock is considered a penny stock, which is subject to restrictions on marketability, so you may not be able to sell your shares.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our stockholders to sell their securities.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this report, including in the documents incorporated by reference into this report, includes some statement that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our and their management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, results of operations, and the expected impact of the Share Exchange on the parties’ individual and combined financial performance. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this report are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties’ control) or other assumptions.

USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock by the selling security holders. All of the net proceeds from the sale of our common stock will go to the selling security holders as described below in the sections entitled “Selling Security Holders” and “Plan of Distribution”.  We have agreed to bear the expenses relating to the registration of the common stock for the selling security holders.

DETERMINATION OF OFFERING PRICE

Since our common stock is not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was determined by the price of the common stock that was sold to our security holders in our private placement that was completed in June 2012 pursuant to an exemption under Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated under the Securities Act of 1933.

 The offering price of the shares of our common stock has been determined based on the price shares were sold to our stockholders in our private placement and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value.  Although our common stock is not listed on a public exchange, we will attempt to engage a market maker to file to obtain a listing on the Over The Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

DILUTION

The common stock to be sold by the selling stockholders are provided in the “Selling Security Holders” section is common stock that is currently issued. Accordingly, there will be no dilution to our existing stockholders.

SELLING STOCKHOLDERS

The shares being offered for resale by the selling stockholders consist of the 763,400 shares of our common stock held by 35 different stockholders.  All of these shares were sold in our Regulation D offering completed in June 2012 at an offering price of $0.05.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of September 21, 2012, and the number of shares of common stock being offered by the selling stockholders.  The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name of selling stockholder	Shares of common stock owned prior to offering	Shares of common stock to be sold	Shares of common stock owned after offering	Percent of common stock owned after offering
Kelsey Foster	36,000	36,000	0	0%
Maria Hernandez	32,000	32,000	0	0%
David Goohs (1)	28,000	28,000	0	0%
Nicholas Corselli	26,000	26,000	0	0%
Katelyn R. Thompson	25,000	25,000	0	0%
Kathy Goohs (1)	24,000	24,000	0	0%
VL Bhaskar	24,000	24,000	0	0%
Deborah Houston Cloer	24,000	24,000	0	0%
Glenn Todd	23,000	23,000	0	0%
Verlene Triplett	22,000	22,000	0	0%
Deborah Mathews	22,000	22,000	0	0%
Mia Hardwick	22,000	22,000	0	0%
Mary Bunevacz	21,400	21,400	0	0%
Nia Witts	21,000	21,000	0	0%
Carin Bokhof	21,000	21,000	0	0%
Inna Nio	20,000	20,000	0	0%
Laura Wibowo	20,000	20,000	0	0%
Narayaman Radhakrisnan (2)	20,000	20,000	0	0%
Sujatha Radhakrisnan (2)	20,000	20,000	0	0%
Shelly Kinsey	20,000	20,000	0	0%
Nguyen Phan	20,000	20,000	0	0%
Ronda Avery	20,000	20,000	0	0%
Yasmine Malayeri	20,000	20,000	0	0%
Matt Settles	20,000	20,000	0	0%
James Dunn	20,000	20,000	0	0%
Shani Ge	18,000	18,000	0	0%
Jocelyn Williams	18,000	18,000	0	0%
Mathew Styles	16,000	16,000	0	0%
Karen Schroeder (3)	16,000	16,000	0	0%
Charles Schroeder (3)	16,000	16,000	0	0%
Arturo Hernandez (4)	20,000	20,000	0	0%
Arcelia Hernandez (4)	24,000	24,000	0	0%
Viktoriya Ovsovich	24,000	24,000	0	0%
Monica Arteche	20,000	20,000	0	0%
Erlinda Moline	20,000	20,000	0	0%

(1) David Goohs and Kathy Goohs are husband and wife.
(2) Narayaman Radhakrisnan and Sujatha Radhakrisnan are husband and wife.
(3) Karen Schroeder and Charles Schroeder are husband and wife.
(4) Arturo Hernandez and Arcelia Hernandez are mother and son.

To our knowledge, none of the selling stockholders or their beneficial owners:

●	has had a material relationship with us other than as a stockholder at any time within the past three years; or
●	have ever been an officer or director or an officer or director of our predecessors or affiliates
●	are broker-dealers or affiliated with broker-dealers.

PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $0.05 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTCBB, stockholders may sell their shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we will attempt to engage a market maker to file to obtain a listing on the OTCBB concurrently with the filing of this prospectus. In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling security holder must be made at the fixed price of $0.05 until a market develops for the stock.

Once a market has developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders, who are deemed to be underwriters within the meaning of the Securities Act in connection with such sales, directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

●	ordinary brokers transactions, which may include long or short sales;
●	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading;
●	through direct sales to purchasers or sales effected through agents;
●	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); or
●	any combination of the foregoing;

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

We will advise the selling security holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling security holders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $9,000.

Notwithstanding anything set forth herein, no FINRA member will charge commissions that exceed 8% of the total proceeds of the offering.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

Our authorized capital stock consists of 500,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of preferred stock, $0.001 par value per share.

There are no provisions in our articles of incorporation or bylaws that would delay, defer or prevent a change in our control, except for the authorized shares of preferred stock, which may be issued by the board of directors quickly with terms calculated to discourage, make more difficult, delay or prevent a change in control of the Company or make removal of Layla Stone, our sole officer and director, more difficult. As a result, the ability of the board of director to issue preferred stock may discourage the potential hostility of an acquirer, possibly resulting in beneficial negotiations. Negotiating with an unfriendly acquirer may result in, among other things, terms more favorable to us and our stockholders.

Common Stock

As of September 21, 2012, 3,763,400 shares of common stock are issued and outstanding and held by 36 stockholders. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.

The holders of our common stock have equal ratable rights to dividends from funds legally available if and when declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs. Our common stock does not provide the right to a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

It is the opinion of our counsel that all shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this Registration Statement are fully paid and non-assessable.  We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the state of Nevada for a more complete description of the rights and liabilities of holders of our securities.  All material terms of our common stock have been addressed in this section.

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. Currently there is only one elected director.

Preferred Stock

Our articles of incorporation authorizes the issuance of 10,000,000 shares of preferred stock, $0.001 par value per share.  No preferred stock has been issued by the Company and we presently have no plans to issue any preferred stock.

Our board of directors is entitled to authorize the issuance of the preferred stock in one or more series with such limitations and restrictions as may be determined in its sole discretion, with no further authorization by security holders required for the issuance thereof.  The specific terms of the preferred stock have not been determined, including but not limited to designations, preferences, conversion rights, restrictions and voting rights.

Dividends

We have not paid any cash dividends to stockholders.  The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding.

Transfer Agent and Registrar

Currently we do not have a stock transfer agent.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the common stock offered by this prospectus will be passed upon for us by Anslow & Jaclin, LLP, Manalapan, New Jersey. No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Anslow & Jaclin, LLP, 195 Route 9 South, Suite 204, Manalapan, New Jersey 07726, telephone (732) 409-1212 has acted as our legal counsel.

The financial statements included in this prospectus and the registration statement have been audited by Berman & Company, P.A., to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DESCRIPTION OF BUSINESS

Overview

We were incorporated in Nevada on September 30, 2011 as Counseling International, Inc. and are based in Venice, California.  We were founded by Layla Stone, who currently serves as our sole director and officer.  We are a development stage company. We intend to generate revenue by providing or referring counseling services online.  To date we have not generated any revenue.  We wholly own LiveChatCounseling.com, which is currently operational but has not yet generated any traffic that provides us with any revenues.

LiveChatCounseling.com is online portal which we intend to use to provide people with confidential online counseling by professional licensed counselors, therapists and social workers for less than what traditional counseling sessions cost, by directing them to providers that can provide such services.  Our strategy is to exploit existing opportunities in the counseling industry through the development and growth of our existing website.  We continuously strive to operate efficiently and deliver value and low cost counseling services with valuable customer care.

The Company has entered into an affiliate agreement with LivePerson.com, under which it will obtain a commission for sending traffic to such website.  We have also entered into agreements with certain other websites such as Amazon.com, under which we will earn a certain commission from purchases made on the website that are the result of traffic from LiveChatCounseling.com.  As of the date hereof, we have not yet earned any revenue under the commission programs with LivePerson.com, Amazon.com or any other websites.  To help generate revenues, we intend to start a marketing campaign in the next 60 days, including purchasing purchase advertisement on Google.com to display our banners.

With the current economic downturn and unemployment in the United States above 8%, the majority of our target market is beginning to think about investing in their health and well-being.  We intend to use LiveChatCounseling.com to provide live chat feature which allows potential clients to chat with real therapists and counselors in a highly cost-effective manner.

Visitors to LiveChatCounseling.com are able hire a professional counselor, through LivePerson.com, with whom visitors can chat and ask questions online. This gives user the ability to save money and time by not paying for expensive therapy appointments for mental health related questions.  We believe most of LiveChatCounseling.com’s customers will be based in the United States, between the ages of 28-65 years of age. We believe these clients will visit our website and search for products and services which will help them with their counseling issues and ailments.

All of the counseling services currently offered on LiveChatCounseling.com are through an affiliate agreement with LivePerson.com, under which we send traffic to LivePerson.com, and obtain a referral fee ranging from $50 to $100 per person for such traffic.  The LiverPerson.com counseling service that we send traffic to include the counseling in the areas of Spirituality & Religion, Arts & Creative Services, Business & Finance, Coaching & Personal Development, Computer & Programming, Education & Tutoring, Health & Medicine, Home & Leisure and Legal Service.  We have not yet earned any revenue under the LivePerson.com affiliate program.

In addition, we have also entered into affiliate programs with a number of other websites.  Under these programs, we earn a commission for the revenue generated by the website that is a result of traffic that is generated by LiveChatCounseling.com.  We are involved with the affiliate programs below, which provide the following revenues:

●	Amazon Associate Program, which yields a 9% commission of the storefront or widget purchase.
●	Matchmaker.com, which contains ads on ModernDayCounselling.com webpage which generate revenue of $45each time a visitor sign up for subscription.
●	Click N Kids will commission 25% to 35% when a visitor purchase through the banner on the website.
●	The Complete Self-Esteem Program will commission 40% from the eBook sales link from the website.
●	Saving the Marriage will commission 60% from the eBook sales link from the website.
●	Pstd & Fast Phobia Relief Self Help Audio Program will commission 50% from the eBook sales link from the website.
●	Prejaculation.com will commission 75% from the eBook sales link from the website.

We believe that the keys to success in our business are as follows:
●	Maintenance: LiveChatCounseling.com needs little maintenance as the services are not provided by us but by our affiliates.
●	Convenience: By offering clients a list of affiliates which provide certain services and products, customers can immediately obtain services and receive affiliates’ products within a few days.
●	Ease of Access: Because LiveChatCounseling.com is an online based company; our website can be accessed 24 hours, 7 days a week throughout the world-wide web.
●	Reputation: We will only work with companies that have experience, credibility, and dedication to a high level of client services.
●
Effective advertising: By using Pay Per Click, Google Adsense, and other forms of online advertising, LiveChatCounseling.com will maintain a monthly marketing plan to gain clients.  We intend to purchase advertisement on Google in the future to display our banners.

●	Diversified services: We plan to offer a one-stop place to find online counseling and alternative personal development products, all in one location.

In the future, we intend to offer additional counseling and advice services by Layla Stone, the Chief Executive Officer.  Ms. Stone is currently working on acquiring a license to be become a licensed Marriage and Family Therapists in the State of California.  Ms. Stone has earned an M.A. in Psychology from the University of Southern California but has not yet begun working on the 3,000 hours of supervised work experience (over at least 104 weeks), which is required by the California Board of Behavioral Sciences for such licensure.  Accordingly, it will be over two years before Ms. Stone will be able to personally provide services on LiveChatCounseling.com.

Revenue

Though our website is currently operational and we are able to direct traffic to LivePerson.com, Amazon.com, and certain other websites to earn commissions, as of the date hereof, we have not yet generated any revenues.

We intend to generate revenue by receiving a percentage of sales for services provided on LiveChatCounseling.com through the LivePerson.com affiliate program as well as through similar affiliate programs with the other websites listed above.  We have not yet determined what percentage of the cost of the services we will take as commission and how much service providers will earn.

Employees

As of September 21, 2012, we have no full time employees. Layla Stone, our sole officer and director spends approximately 10 hours per week on Company matters.

DESCRIPTION OF PROPERTY

Our principal executive office location and mailing address is 2333 Boone Avenue, Venice, California 90291. Currently, this space is sufficient to meet our office, storage, and telephone facility needs; however, if we expand our business to a significant degree, we will have to find a larger space.  Layla Stone, our sole officer and director, provides us with use of this space at no charge.

LEGAL PROCEEDINGS

Pursuant to Item 401(f) of Regulation S-K there are no events that occurred during the past ten (10) years that are material to an evaluation of the ability or integrity of any director, person nominated to become a director or executive officer of the registrant:

●
No petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

●	The registrant has not been convicted in a criminal proceeding and is not named subject of a pending criminal proceeding
●
Such registrant was not the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

●
Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

●	Engaging in any type of business practice; or
●	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;
●
Such registrant was not the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in Regulation S-K, Item 401 paragraph (f)(3)(i) entitled Involvement in Certain Legal Proceedings, or to be associated with persons engaged in any such activity;

●
Such registrant was not found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

●
Such registrant was not found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

●
Such registrant was not the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

●	Any Federal or State securities or commodities law or regulation; or
●
Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

●	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
●
Such registrant was not the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

MARKET FOR COMMON  EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our shares of common stock. We anticipate engaging a market maker to apply for trading of our common stock on the OTCBB upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares of common stock will be traded on the Bulletin Board or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of September 21, 2012, we had 36 stockholders of our common stock, including 3,000,000 shares held by Layla Stone, our sole officer and director.  The shares held by Ms. Stone were issued to her on September 30, 2011 in exchange for the domain name LiveChatCounseling.com which she previously owned, however, this domain name had not been previously used in any business.

Rule 144 Shares

As of September 21, 2012, there are no shares of our common stock which are currently available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. Sales under Rule 144 are subject to availability of current public information about the Company.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling stockholders or to any other persons.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1, including exhibits and schedules, under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof. Statements in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

Upon the closing of this offering, we will be subject to the informational requirements of the Exchange Act and we intend to file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549, on official business days during the hours of 10:00 am to 3:00 pm.

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facility.

MANAGEMENT’S DISCUSSION  AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section of the Registration Statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

You should read the following discussion and analysis together with our financial statements and the notes to those statements included elsewhere in this prospectus. As a result of many factors, such as those set forth under “Risk Factors” and elsewhere in this prospectus, our actual results may differ materially from those anticipated in these forward-looking statements.

We were incorporated in the State of Nevada on September 30, 2011 as Counseling International, Inc. and are based in Venice, California. We are a development stage company and have not commenced operations. We have begun taking certain steps in furtherance of our business plan. We own a website called www.LiveChatCounseling.com which we intend to link to various counselors who provide various services and we intend to earn commissions on every service provided.

LiveChatCounseling.com provides a single portal to reach diverse counseling and mental health related product and service websites. We intend to offer a network of alternative counseling services and products for customers who need natural, non-prescription products via the worldwide-web. The company intends to generate revenue as a percentage of each sales made through its affiliate accounts.  The portal will allow us to provide customers with counseling services.

We do not consider ourselves to be a blank check company and we do not have any plan, arrangement, or understanding to engage in a merger or acquisition with any other entity. Additionally, we have a specific business plan and have moved forward with our business operations. Our website is fully functioning and is capable of providing service. We will earn a commission on each service provided through our website.

We anticipate that depending on market conditions and our plan of operations, we may incur operating losses in the foreseeable future. Therefore, our auditors have raised substantial doubt about our ability to continue as a going concern.

Plan of Operation

We intend to offer the services of our affiliate partners in areas such as Spirituality & Religion, Arts & Creative Services, Business & Finance, Coaching & Personal Development, Computer & Programming, Education and Tutoring, Health & Medicine, Home & Leisure and Legal Services through our website LiveChatCounseling.com.

We also intend to earn revenue by eventually offering the counseling services of our CEO who is a working on acquiring her license to become a licensed counselor.  Ms. Stone is currently working on acquiring a license to be become a licensed Marriage and Family Therapists in the State of California.  Ms. Stone has earned an M.A. in Psychology from the University of Southern California but has not yet begun working on the 3,000 hours of supervised work experience, which is required by the California Board of Behavioral Sciences for such licensure.  Accordingly, it will be at least two years before we are able to generate revenues through Ms. Stone’s counseling services.

We intend to start advertising in local newspapers in Southern California to drive clients to the website.  We feel that Southern California and Los Angeles in particular is a good place to start looking for clients.  We intend to offer discounted chat services with our CEO to get people to sign up to a monthly plan that will offer a certain number of hours for a flat fee.  We want to eventually be a 24 hour counseling line for clients that can use their mobile phones to log on and chat whenever they are in need of counseling.

Results of Operations

For the period from September 30, 2011 (inception) through June 30, 2012, we had no revenue. Expenses for the period from September 30, 2011 (inception) through June 30, 2012 totaled $8,921 resulting in a net loss of $8,921.

Capital Resources and Liquidity

As of June 30, 2012 we had $27,224 in cash.  Our proceeds from the Regulation D offering of 763,400 shares of common stock, completed in July 2012, totaled $38,170. Our initial cost of becoming a public company is approximately $9,000.  Currently, our monthly expenses include $700 of compensation to Layla Stone, our sole director and officer, as well as professional fees, and we generate no revenue.

Our affiliate programs consist of agreements with LivePerson.com to generate a referral fee for traffic sent to the website that purchases counseling services.  We also have affiliate programs established with Amazon.com, which yields a 9% commission on purchases.  In addition, matchmaker.com has an ad banner on LiveChatCounseling.com, which generates $45 each time a visitor signs up with them.  Click N Kids will pay commission of 25% to 35%  when a visitor purchases thru the banner on our website.  The Complete Self Esteem Program will commission 40% from the eBook saled link on the website.  Saving the Marriage will commission 60% from the Ebook sales link from the website.  Pstd, and Fast Phobia Relied Sel Help Audit Porgram will commission 50% from the ebook sales link on our website.  Finally, Preejaculation.com will provide a commission of 75% from Ebook sales link on our website.

Over the next twelve months, Layla Stone, our sole officer and director, anticipates utilizing $9,000 for marketing expenses and approximately $8,400 towards salary and other operational expenses, excluding legal and accounting fees.  We have projected expenses over the next twelve months of $2,500 related to the Company’s initial web site development costs and related consulting services. The Company does not expect to incur these expenses again going forward.

We anticipate our legal, auditing, and filing costs to increase as a result of being a public company. We expect our legal, accounting and various filing fees will amount to approximately $20,000 in our first year as a result of being a public company.  The $20,000 will be financed through the Company’s cash on hand of $27,224 as of June 30, 2012, additional financing, net sales, and, if needed, an advance from our director, Layla Stone.

We anticipate that we will need at least $30,000 in the first twelve months in order to maintain our day-to-day operations.  We will need an additional $60,000 at least in the next 2 years to continue operations over this time.  If we are unable to meet our short term or long term cash flow needs, our CEO will contribute the capital needed to maintain operations, or loan us additional cash. Currently there is no firm loan commitment between the Company and Layla Stone in place.

If we are unable to meet our short term or long term cash flow needs, we may have to delay or cease the implementation of our business strategy.

Ms. Stone believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern. However, the success of our operations is dependent on attaining adequate revenue.  There can be no assurances that the Company will be able to begin generating revenues. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate revenues.  If we determine that we do not have enough funds to implement our business plan, we will attempt to raise funds through additional investors to further develop our plan through various means such as increasing our advertising and further improving our website.  However, we may never be able to raise additional funds through investors, which could prohibit us from ever implementing our business plan and generating sufficient revenues to continue as a going concern.

We cannot assure investors that adequate revenues will be generated. In the absence of our projected revenues, we may be unable to proceed with our plan of operations.  Even without adequate revenues within the next twelve months, we still anticipate being able to continue with our present activities, but we may require financing to achieve our profit, revenue, and growth goals.

We anticipate that depending on market conditions and our plan of operations, we may incur operating losses in the foreseeable future. Therefore, our auditors have raised substantial doubt about our ability to continue as a going concern.

Off Balance Sheet Financing

We have no off-balance sheet arrangements.

CHANGES IN AND DISAGREEMENTS  WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

DIRECTORS, EXECUTIVE  OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers and director's age as of September 24, 2012 are as follows:

NAME	AGE	POSITION
Layla Stone	39	President, Chief Financial Officer and Director

Set forth below is a brief description of the background and business experience of our sole executive officer and directors for the past five years.

Layla Stone, President, Chief Financial Officer and Director -  Layla Stone is currently the President, Chief Financial Officer, Director and founder of Counseling International, Inc.  Ms. Stone has an extensive background in marketing and sales of medical equipment and pharmaceutical products.  Ms Stone has worked for UCB S.A., a pharmaceutical firm, from 2008-Present.  Prior to working at UCB, she was employed by Roche Labratories from 2006-2008.  Since 2001, Ms. Stone has also worked in pharmaceutical sales at Abbott Laboratories and Eli Lilly.  Ms. Stone obtained her B.A. in Psychology from University of California, Irvine and her M.A. in Psychology from the University of Southern California.  She is currently working on acquiring a license to be become a licensed Marriage and Family Therapists in the State of California, but has not yet begun working on the 3,000 hours of supervised work experience, which is required by the California Board of Behavioral Sciences for such licensure.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our stockholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and holds office until removed by the board.

EXECUTIVE COMPENSATION

Summary Compensation Table; Compensation of Executive Officer

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to our executive officers by the Company during the period ended  in all capacities for the accounts of our executives, including the Chief Executive Officer (CEO) and Chief Financial Officer (CFO):

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Bonus	Stock Awards (1)	Option Awards	Non-Equity Incentive Plan Compensation	Non-Qualified Deferred Compensation Earnings	All Other Compensation	Totals
Layla Stone President, Chief Financial Officer and Director	September 30, 2011 (inception) through June 30, 2012	$3,661	$0	$3,000	$0	$0	$0	$0	$6,661

(1) Founder shares issued computed at par value equal to $0.001 per share

Option Grants Table. There were no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table through September 21, 2012.

Aggregated Option Exercises and Fiscal Year-End Option Value Table.There were no stock options exercised during period ending March 31, 2012 by our executive officers named in the Summary Compensation Table.

Long-Term Incentive Plan (“LTIP”) Awards Table.

There were no awards made to our executive officers in the last completed fiscal year under any LTIP.

Compensation of Directors

Our Director is permitted to receive fixed fees and other compensation for her services as a director. The Board of Directors has the authority to fix the compensation of directors. All directors will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with attending board of director and committee meetings.  No amounts have been paid to, or accrued to the director in such capacity.

Employment Agreements

On February 21, 2012, we entered into an employment agreement with Layla Stone (the “Employment Agreement”), our president and chief executive officer.  The Employment Agreement is for a term of three years and Ms. Stone receives compensation of at least $700 per month, with an additional discretionary bonus.  Either Ms. Stone or the Company has the right to terminate the Employment Agreement upon thirty (30) days’ notice to the other party.

In the period from September 30, 2011 (inception) to March 31, 2012, we issued Ms. Stone an aggregate of  $1,561 in compensation.

SECURITY OWNERSHIP  OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of common stock as of January 17, 2012 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner		Percent of Class (1)
Common Stock	Layla Stone	3,000,000	(2)	79.72%
	2333 Boone Avenue, Venice, CA 90291

Common Stock	All executive officers and directors as a group	3,000,000		79.72%

(1)	The percent of class is based on 3,763,400 shares of our common stock issued and outstanding as of September 21, 2012.
(2)
Layla Stone is the Company’s President, Chief Financial Officer and Director. Ms. Stone was issued 3,000,000 shares of common stock in exchange for the domain name LiveChatCounseling.com which she previously owned.

TRANSACTIONS WITH  RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

In September 2011, the Company sold 3,000,000 shares of common stock to Layla Stone, the Company’s President, Chief Financial Officer and Director, in exchange for the domain name LiveChatCounseling.com, which was owned by Ms. Stone and had not been previously operated.  The total value of these shares is $3,000, computed at par value equal to $0.001 per share.

In November 2011, Layla Stone contributed $100 to the Company for general working capital.

Other than the above, none of the following persons has any direct or indirect material interest in any transaction to which we are a party since our incorporation or in any proposed transaction to which we are proposed to be a party:

(A)	Any of our directors or officers;
(B)	Any proposed nominee for election as our director;
(C)	Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our common stock; or
(D)
Any relative or spouse of any of the foregoing persons, or any relative of such spouse, who has the same house as such person or who is a director or officer of any parent or subsidiary of our company.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION OF SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by Nevada Law and our Bylaws. We have agreed to indemnify each of our directors and officers against certain liabilities, including liabilities under the Securities Act of 1933.  These liabilities may include attorney’s fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on behalf of the Company. We may also bear the expenses of such litigation for any of our directors and officers, upon such person’s promise to repay us therefore if it is ultimately determined that any such person shall not have been entitled to indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

DEALER PROSPECTUS DELIVERY OBLIGATION

No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations may not be relied on as having been authorized by us. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in our affairs since the date of this prospectus. This prospectus does not constitute any offer to sell, or solicitation of any offer to buy, by any person in any jurisdiction in which it is unlawful for any such person to make such an offer or solicitation. Neither the delivery of this prospectus nor any offer, solicitation or sale made hereunder, shall under any circumstances create any implication that the information herein is correct as of any time subsequent to the date of the prospectus.

Until _____________, 2012 (90 days from the effective date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Counseling International, Inc.
(A Development Stage Company)
Financial Statements
June 30, 2012
(Unaudited)

CONTENTS

Page(s)
Balance Sheets – June 30, 2012 (unaudited) and March 31, 2012	F-1

Statements of Operations –
Three Months ended June 30, 2012 and
from September 30, 2011 (Inception) to June 30, 2012 (unaudited)	F-2

Statement of Stockholders’ Equity –
From September 30, 2011 (Inception) to June 30, 2012 (unaudited)	F-3

Statements of Cash Flows –
Three Months ended June 30, 2012 and from
September 30, 2011 (Inception) to June 30, 2012 (unaudited)	F-4

Notes to Financial Statements (unaudited)	F-5 – F-9

Counseling International, Inc.
(A Development Stage Company)
Balance Sheets

	June 30, 2012	March 31, 2012
Assets	(Unaudited)
Current Assets
Cash	$27,224	$23,373
Prepaids	700	-
Total Current Assets	27,924	23,373

Total Assets	$27,924	$23,373

Liabilities and Stockholders' Equity
Current Liabilities
Accrued liabilities	$975	$630
Total Current Liabilities	975	630

Stockholders' Equity
Preferred stock, $0.001 par value, 10,000,000 shares authorized;
None issued and outstanding	-	-
Common stock, $0.001 par value, 500,000,000 shares authorized;
3,655,400 and 3,494,400 shares issued and outstanding, respectively	3,655	3,494
Additional paid-in capital	32,215	24,326
Deficit accumulated during the development stage	(8,921)	(5,077)
Total Stockholders' Equity	26,949	22,743

Total Liabilities and Stockholders' Equity	$27,924	$23,373

See accompanying notes to financial statements

Counseling International, Inc.
(A Development Stage Company)
Statements of Operations
(Unaudited)

	Three Months ended June 30, 2012	September 30, 2011 (Inception) to June 30, 2012

General and administrative expenses	$3,844	$8,921

Net loss	$(3,844)	$(8,921)

Net loss per common share - basic and diluted	$(0.00)	$(0.00)

Weighted average number of common shares outstanding
during the period - basic and diluted	3,618,598	3,295,447

See accompanying notes to financial statements

Counseling International, Inc.
(A Development Stage Company)
Statement of Stockholders' Equity
September 30, 2011 (inception) to June 30, 2012
(Unaudited)

	Common Stock, $0.001 Par Value		Additional Paid In Capital	Deficit Accumulated during Development Stage	Total Stockholders' Equity
	Shares	Amount

Stock issued for intellectual property - related parties ($0.001/share)	3,000,000	$3,000	$-	$-	$3,000

Stock issued for cash ($0.05/share)	494,400	494	24,226	-	24,720

Capital contribution - related party			100	-	100

Net loss - from September 30, 2011 (inception) to March 31, 2012	-	-	-	(5,077)	(5,077)

Balance - March 31, 2012	3,494,400	3,494	24,326	(5,077)	22,743

Stock issued for cash ($0.05/share)	161,000	161	7,889	-	8,050

Net loss - three months ended June 30, 2012	-	-	-	(3,844)	(3,844)

Balance - June 30, 2012	3,655,400	$3,655	$32,215	$(8,921)	$26,949

See accompanying notes to financial statements

Counseling International, Inc.
(A Development Stage Company)
Statements of Cash Flows
(Unaudited)

	Three Months ended	September 30, 2011 (Inception) to
	June 30, 2012	June 30, 2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,844)	$(8,921)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock issued for intellectual property - related party	-	3,000
Changes in operating assets and liabilities:
Increase in prepaids	(700)	(700)
Increase in accrued liabilities	345	975
Net Cash Used In Operating Activities	(4,199)	(5,646)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	8,050	32,770
Capital contribution - related party	-	100
Net Cash Provided By Financing Activities	8,050	32,870

Net Increase in Cash	3,851	27,224

Cash - Beginning of Period	23,373	-

Cash - End of Period	$27,224	$27,224

Supplemental Cash Flow Information:
Cash Paid During the Period for:
Income Taxes	$-	$-
Interest	$-	$-

See accompanying notes to financial statements

Note 1 Nature of Operations, Basis of Presentation and Summary of Significant Accounting Policies

Nature of Operations

Counseling International, Inc. (the “Company”), was incorporated in the State of Nevada on September 30, 2011.

We also intend to generate revenue by receiving a percentage of sales for services provided on LiveChatCounseling.com and through the LivePerson.com affiliate program.  Users will be able to access our website directly and through affiliated websites. In addition, we intend to sell advertising space on the sub-domain names that we own.

The Company owns LiveChatCounseling.com (see Note 4), an online based portal intended to provide directory of confidential online counseling by independent professional licensed counselors, therapists and social workers at less than the cost of traditional counseling sessions. The online portal intends to generate commission on any services sold or subscribed to through the website.

A built in tracking system cohesively tracks all clicks and sales generated by affiliates from LiveChatCounseling.com.  Independent licensed counselor and advertisers are responsible for any logistics: from customer service to delivery of the services. By providing this service to over thirty different advertising websites and sub-domains, LiveChatCounseling.com can increase its ability to generate revenue.

The Company has not generated any revenues since inception.

The Company’s fiscal year end is March 31.

Basis of Presentation

The accompanying unaudited interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America, the rules and regulations of the United States Securities and Exchange Commission for interim financial information.

The financial information as of March 31, 2012, is derived from the audited financial statements presented in the Company’s Annual Report on Form S-1 for the year ended March 31, 2012.  The unaudited interim financial statements should be read in conjunction with the Company’s Annual Report on Form S-1, which contains the audited financial statements and notes thereto, together with the Management’s Discussion and Analysis, for the year ended March 31, 2012.

Certain information or footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted, pursuant to the rules and regulations of the Securities and Exchange Commission for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position, results of operations, or cash flows. It is management's opinion, however, that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial statement presentation. The interim results for the period ended June 30, 2012, are not necessarily indicative of results for the full fiscal year.

Development Stage

The Company's financial statements are presented as those of a development stage enterprise. Activities during the development stage primarily include equity based financing and further implementation of the business plan.

Risks and Uncertainties

The Company's operations will be subject to significant risk and uncertainties including financial, operational, technological, regulatory and other risks associated with a development stage company, including the potential risk of business failure.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from estimates.

Cash

The Company considers all highly liquid instruments purchased with a maturity of three months or less and money market accounts to be cash equivalents. There were no cash equivalents at June 30, 2012 or March 31, 2012.

Share Based Payments

Generally, all forms of share-based payments, including stock option grants, warrants, restricted stock grants are measured at their fair value on the awards’ grant date, and based on the estimated number of awards that are ultimately expected to vest. Share-based payment awards issued to non-employees for services rendered are recorded at either the fair value of the services rendered or the fair value of the share-based payment, whichever is more readily determinable. The expense resulting from share-based payments are recorded as a component of general and administrative expense.

Website Development Cost

The Company acquired a website from its Chief Executive Officer and founder, which had been personally owned prior to incorporation.  The website had a nominal cost and did not meet the threshold for capitalization.  The Company’s expected future costs will be maintenance related and will be expensed as incurred.

Revenue Recognition

The Company intends to recognize revenue when it is realized or realizable and earned.  The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Earnings per Share

Basic earnings (loss) per share is computed by dividing net income (loss) by weighted average number of shares of common stock outstanding during each period.  Diluted earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during the period. The Company has no common stock equivalents.

Since the Company reflected a net loss in the reported period, the effect of considering any common stock equivalents, if outstanding, would have been anti-dilutive. A separate computation of diluted earnings (loss) per share is not presented.

Recent Accounting Pronouncements

There are no recent accounting pronouncements that are expected to have an effect on the Company’s financial statements.

Note 2 Going Concern

As reflected in the accompanying financial statements, the Company has a net loss of $3,844 and net cash used in operations of $4,199 for the three months ended June 30, 2012.  The Company also has a deficit accumulated during the development stage of $8,921 at June 30, 2012. In addition, the Company is in the development stage and has not yet generated any revenue. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

While the Company has cash and positive working capital at June 30, 2012, the Company expects that its current cash resources as well as expected lack of operating cash flows will not be sufficient to sustain operations for a period greater than one year.

The ability of the Company to continue its operations is dependent on Management's plans, which include continuing to raise equity based financing as well as development of the business plan.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3 Fair Value

The Company measures assets and liabilities at fair value based on an expected exit price as defined by the authoritative guidance on fair value measurements, which represents the amount that would be received on the sale of an asset or paid to transfer a liability, as the case may be, in an orderly transaction between market participants. As such, fair value may be based on assumptions that market participants would use in pricing an asset or liability. The authoritative guidance on fair value measurements establishes a consistent framework for measuring fair value on either a recurring or nonrecurring basis whereby inputs, used in valuation techniques, are assigned a hierarchical level.

The following are the hierarchical levels of inputs to measure fair value:

●	Level 1: Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

●
Level 2: Inputs reflect quoted prices for identical assets or liabilities in markets that are not active; quoted prices for similar assets or liabilities in active markets; inputs other than quoted prices that are observable for the assets or liabilities; or inputs that are derived principally from or corroborated by observable market data by correlation or other means.

●
Level 3: Unobservable inputs reflecting the Company’s assumptions incorporated in valuation techniques used to determine fair value. These assumptions are required to be consistent with market participant assumptions that are reasonably available.

The Company's financial instruments consisted primarily of prepaids and accrued liabilities. The carrying amount of the Company's financial instrument generally approximates its fair value as of June 30, 2012 and March 31, 2012, due to the short-term nature of these instruments.

At June 30, 2012 and March 31, 2012, the Company has no instruments that require any level disclosure.

Note 4 Stockholders’ Equity

From September 30, 2011 (inception) to March 31, 2012, the Company issued the following shares:

Type	Quantity	Valuation	Value per share
Intellectual Property – Chief Executive Officer	3,000,000	$3,000	$0.001
Cash	494,400	24,720	$0.05
Total	3,494,400	$27,720	$0.001 - $0.05

From April 1, 2012 to June 30, 2012, the Company issued the following shares:

Type	Quantity	Valuation	Value per share
Cash	161,000	5,400	$0.05
Total	161,000	$5,400	$0.05

Note 5 Related Party Transactions

In September 2011, the Company issued an aggregate 3,000,000 shares of common stock, having a fair value of $3,000 ($0.001/share), to its Chief Executive Officer for pre incorporation services rendered and the acquisition of intellectual property (“IP”).  Under Staff Accounting Bulletin Topic 5(G), “Transfers of Nonmonetary Assets by Promoters or Shareholders”, the IP, which consists of the URL address LiveChatCounseling.com was transferred to the Company at its historical cost basis of $0.  The Company has expensed this stock issuance as a component of general and administrative expenses.

The management of the Company determined that the fair value of the website acquired should be measured by the fair value of the equity instrument issued as is more reliably measurable.

In November 2011, the Company’s CEO contributed $100 to the Company for general working capital purposes.

Note 6 Subsequent Events

The Company has evaluated for subsequent events between the balance sheet date, June 30, 2012 and September 2, 2012, the date the financial statements were available to be issued, and concluded that the following events or transactions occurring during that period requiring recognition or disclosure are:

During July 2012, the Company sold 108,000 shares of its common stock for $5,400 ($0.05/share).

Counseling International, Inc.
(A Development Stage Company)
Financial Statements
March 31, 2012

CONTENTS

Page(s)

Report of Independent Registered Public Accounting Firm	F-11

Financial Statements:

Balance Sheet – March 31, 2012	F-12

Statement of Operations –
September 30, 2011 (Inception) to March 31, 2012	F-13

Statement of Stockholders' Equity –
September 30, 2011 (Inception) to March 31, 2012	F-14

Statement of Cash Flows –
September 30, 2011 (Inception) to March 31, 2012	F-15

Notes to Financial Statements	F-16 - F-21

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of: Counseling International, Inc.

We have audited the accompanying balance sheet of Counseling International, Inc. as of March 31, 2012, and the related statements of operations, stockholders' equity and cash flows from September 30, 2011 (Inception) to March 31, 2012. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes. examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Counseling International, Inc. as of March 31, 2012, and the results of its operations and its cash flows from September 30, 2011 (inception) to March 31, 2012, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has a net loss of $5,077 and net cash used in operations of $1,447 for the period ended March 31, 2012. The Company also has a deficit accumulated during the development stage of $5,077 at March 31, 2012. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plan in regards to these matters is also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Berman & Company, P.A.

Boca Raton, Florida
August 6, 2012

551 NW 77th Street Suite 201 • Boca Raton, FL 33487
Phone: (561) 864-4444 • Fax: (561) 892-3715
www.herrnancpas.corn • info@ber ma ncpas.corn
Registered with the PCAOB • Member AICPA Center for Audit Quality
Member American Institute of Certified Public Accountants
Member Florida Institute of Certified Public Accountants

Counseling International, Inc.
(A Development Stage Company)
Balance Sheet
March 31, 2012

Assets
Current Assets
Cash	$23,373
Total Current Assets	23,373

Total Assets	$23,373

Liabilities and Stockholders' Equity

Current Liabilities
Accrued liabilities	$630
Total Current Liabilities	630

Stockholders' Equity
Preferred stock, $0.001 par value, 10,000,000 shares authorized;
None issued and outstanding	-
Common stock, $0.001 par value, 500,000,000 shares authorized;
3,494,400 shares issued and outstanding	3,494
Additional paid-in capital	24,326
Deficit accumulated during the development stage	(5,077)
Total Stockholders' Equity	22,743

Total Liabilities and Stockholders' Equity	$23,373

See accompanying notes to financial statements

Counseling International, Inc.
(A Development Stage Company)
Statement of Operations
September 30, 2011 (Inception) to March 31, 2012

General and administrative expenses	$5,077

Net loss	$(5,077)

Net loss per common share - basic and diluted	$(0.00)

Weighted average number of common shares outstanding
during the period - basic and diluted	3,134,754

See accompanying notes to financial statements

Counseling International, Inc.
(A Development Stage Company)
Statement of Stockholders' Equity
September 30, 2011 (Inception) to March 31, 2012

			Additional Paid In Capital	Deficit Accumulated during Development Stage	Total Stockholders' Equity
	Common Stock, $0.001 Par Value
	Shares	Amount

Stock issued for intellectual property - related party ($0.001/share)	3,000,000	$3,000	$-	$-	$3,000

Stock issued for cash ($0.05/share)	494,400	494	24,226	-	24,720

Capital contribution - related party			100	-	100

Net loss - from September 30, 2011 (inception) to March 31, 2012	-	-	-	(5,077)	(5,077)

Balance - March 31, 2012	3,494,400	$3,494	$24,326	$(5,077)	$22,743

See accompanying notes to financial statements

Counseling International, Inc.
(A Development Stage Company)
Statement of Cash Flows
September 30, 2011 (Inception) to March 31, 2012

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(5,077)
Adjustment to reconcile net loss to net cash used in operating activities:
Stock issued for intellectual property - related party	3,000
Changes in operating assets and liabilities:
Increase in accrued liabilities	630
Net Cash Used In Operating Activities	(1,447)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	24,720
Capital contribution - related party	100
Net Cash Provided By Financing Activities	24,820

Net Increase in Cash	23,373

Cash - Beginning of Period	-

Cash - End of Period	$23,373

Supplemental Cash Flow Information:
Cash Paid During the Period for:
Income Taxes	$-
Interest	$-

See accompanying notes to financial statements

Counseling International, Inc.
(A Development Stage Company)
Notes to Financial Statements
March 31, 2012

Note 1 Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

Counseling International, Inc. (the “Company”), was incorporated in the State of Nevada on September 30, 2011.

We also intend to generate revenue by receiving a percentage of sales for services provided on LiveChatCounseling.com and through the LivePerson.com affiliate program.  Users will be able to access our website directly and through affiliated websites. In addition, we intend to sell advertising space on the sub-domain names that we own.

The Company owns LiveChatCounseling.com (see Note 4), an online based portal intended to provide directory of confidential online counseling by independent professional licensed counselors, therapists and social workers at less than the cost of traditional counseling sessions. The online portal intends to generate commission on any services sold or subscribed to through the website.

A built in tracking system cohesively tracks all clicks and sales generated by affiliates from LiveChatCounseling.com.  Independent licensed counselor and advertisers are responsible for any logistics: from customer service to delivery of the services. By providing this service to over thirty different advertising websites and sub-domains, LiveChatCounseling.com can increase its ability to generate revenue.

The Company has not generated any revenues since inception.

The Company’s fiscal year end is March 31.

Development Stage

The Company's financial statements are presented as those of a development stage enterprise. Activities during the development stage primarily include equity based financing and further implementation of the business plan.

Risks and Uncertainties

The Company's operations will be subject to significant risk and uncertainties including financial, operational, technological, regulatory and other risks associated with a development stage company, including the potential risk of business failure.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires Layla Stone, our sole officer and director, to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires Ms. Stone to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from estimates.

Counseling International, Inc.
(A Development Stage Company)
Notes to Financial Statements
March 31, 2012

Cash

The Company considers all highly liquid instruments purchased with a maturity of three months or less and money market accounts to be cash equivalents. There were no cash equivalents at March 31, 2012.

Share Based Payments

Generally, all forms of share-based payments, including stock option grants, warrants, and restricted stock grants are measured at their fair value on the awards’ grant date, and based on the estimated number of awards that are ultimately expected to vest. Share-based payment awards issued to non-employees for services rendered are recorded at either the fair value of the services rendered or the fair value of the share-based payment, whichever is more readily determinable. The expense resulting from share-based payments are recorded as a component of general and administrative expense.

Website Development Cost

The Company acquired a website from its Chief Executive Officer and founder, which had been personally owned prior to incorporation.  The website had a nominal cost and did not meet the threshold for capitalization.  The Company’s expected future costs will be maintenance related and will be expensed as incurred.

Revenue Recognition

The Company intends to recognize revenue when it is realized or realizable and earned.  The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Earnings per Share

Basic earnings (loss) per share is computed by dividing net income (loss) by weighted average number of shares of common stock outstanding during each period.  Diluted earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during the period. The Company has no common stock equivalents.

Since the Company reflected a net loss in the reported period, the effect of considering any common stock equivalents, if outstanding, would have been anti-dilutive. A separate computation of diluted earnings (loss) per share is not presented.

Income Taxes

Provisions for federal and state income taxes are calculated based on reported pre-tax earnings and current tax law.

Significant judgment is required in determining income tax provisions and evaluating tax positions. The Company periodically assesses its liabilities and contingencies for all periods that are currently open to examination or have not been effectively settled based on the most current available information. When it is not more likely than not that a tax position will be sustained, the Company records its best estimate of the resulting tax liability and any applicable interest and penalties in the financial statements.

Deferred tax assets and liabilities are recorded for temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements using statutory rates in effect for the year in which the differences are expected to reverse. The Company presents the tax effects of these deferred tax assets and liabilities separately for each major tax jurisdiction.

Counseling International, Inc.
(A Development Stage Company)
Notes to Financial Statements
March 31, 2012

The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that the changes are enacted. The Company records a valuation allowance to reduce deferred tax assets when it is more likely than not that some portion of the asset may not be realized. The Company evaluates its deferred tax assets and liabilities on a periodic basis.

Recent Accounting Pronouncements

There are no recent accounting pronouncements that are expected to have an effect on the Company’s financial statements.

Note 2 Going Concern

As reflected in the accompanying financial statements, the Company has a net loss of $5,077 and net cash used in operations of $1,447 for the period ended March 31, 2012.  In addition, the Company is in the development stage and has not yet generated any revenues. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

While the Company has positive working capital at March 31, 2012, the Company expects that its current cash resources as well as expected lack of operating cash flows will not be sufficient to sustain operations for a period greater than one year.

The ability of the Company to continue its operations is dependent on Management's plans, which include continuing to raise equity based financing as well as development of the business plan.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3 Income Taxes

The Company recognized deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carryforwards.  The Company will establish a valuation allowance to reflect the likelihood of realization of deferred tax assets.

Counseling International, Inc.
(A Development Stage Company)
Notes to Financial Statements
March 31, 2012

The Company has net operating loss carryforwards for tax purposes totaling approximately $5,000 at March 31, 2012, expiring through 2032. There is a limitation on the amount of taxable income that can be offset by carryforwards after a change in control (generally greater than a 50% change in ownership).  Temporary differences, which give rise to a net deferred tax asset, are as follows:

Significant deferred tax assets at March 31, 2012 are approximately as follows:

Gross deferred tax assets:
Net operating loss carryforward	$2,000
Total deferred tax assets	2,000
Less: Valuation allowance	(2,000)
Net deferred tax assets recorded	$-

The valuation allowance at September 30, 2011 (inception) was $0. The increase in valuation allowance during the period ended March 31, 2012 was approximately $2,000.  In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized.  The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.  Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment.   Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a full valuation allowance as of March 31, 2012.

The actual tax benefit differs from the expected tax benefit for the period ended March 31, 2012 (computed by applying the U.S. Federal Corporate tax rate of 34% to income before taxes) as follows:

Expected tax expense (benefit) - Federal	$(2,000)
Expected tax expense (benefit) – State	( -)
Change in valuation allowance	2,000
Actual tax expense (benefit)	$-

Counseling International, Inc.
(A Development Stage Company)
Notes to Financial Statements
March 31, 2012

Note 4 Fair Value

The Company measures assets and liabilities at fair value based on an expected exit price as defined by the authoritative guidance on fair value measurements, which represents the amount that would be received on the sale of an asset or paid to transfer a liability, as the case may be, in an orderly transaction between market participants. As such, fair value may be based on assumptions that market participants would use in pricing an asset or liability. The authoritative guidance on fair value measurements establishes a consistent framework for measuring fair value on either a recurring or nonrecurring basis whereby inputs, used in valuation techniques, are assigned a hierarchical level. The following are the hierarchical levels of inputs to measure fair value:

●	Level 1: Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

●
Level 2: Inputs reflect: quoted prices for identical assets or liabilities in markets that are not active; quoted prices for similar assets or liabilities in active markets; inputs other than quoted prices that are observable for the assets or liabilities; or inputs that are derived principally from or corroborated by observable market data by correlation or other means.

●
Level 3: Unobservable inputs reflecting the Company’s assumptions incorporated in valuation techniques used to determine fair value. These assumptions are required to be consistent with market participant assumptions that are reasonably available.

At March 31, 2012, the Company has no instruments that require a level disclosure.

Note 5 Contingencies

From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise that may harm its business.

The Company is currently not aware of any such legal proceedings or claims that they believe will have, individually or in the aggregate, a material adverse affect on its business, financial condition or operating results.

Counseling International, Inc.
(A Development Stage Company)
Notes to Financial Statements
March 31, 2012

Note 6 Stockholders’ Equity

From September 30, 2011 (inception) to March 31, 2012, the Company issued the following shares:

Type	Quantity	Valuation	Value per share
Intellectual Property – Chief Executive Officer	3,000,000	$3,000	$0.001
Cash	494,400	24,720	$0.05
Total	3,494,400	$27,720	$0.001 - $0.05

Note 7 Related Party Transaction

In September 2011, the Company issued an aggregate 3,000,000 shares of common stock, having a fair value of $3,000 ($0.001/share), to its Chief Executive Officer for pre incorporation services rendered and the acquisition of intellectual property (“IP”).  Under Staff Accounting Bulletin Topic 5(G), “Transfers of Nonmonetary Assets by Promoters or Shareholders”, the IP, which consists of the URL address LiveChatCounseling.com was transferred to the Company at its historical cost basis of $0.  The Company has expensed this stock issuance as a component of general and administrative expenses.

The management of the Company determined that the fair value of the website acquired should be measured by the fair value of the equity instrument issued as is more reliably measurable.

In November 2011, the Company’s CEO contributed $100 to the Company for general working capital purposes.

Note 8 Subsequent Events

The Company has evaluated for subsequent events between the balance sheet date of March 31, 2012 and August 6, 2012, the date the financial statements were available to be issued, and concluded that the following events or transactions occurring during that period requiring recognition or disclosure are:

Between April and July 2012, the Company sold 269,000 shares of its common stock for $13,450 ($0.05/share).

COUNSELING INTERNATIONAL, INC.

763,400 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

The Date of This Prospectus Is: ______________, 2012

PART II -- INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses Of Issuance And Distribution.

Securities and Exchange Commission registration fee	$4.37
Financial Printer Fees	$500
Audit fees	$4,500
Legal fees	$4,000
Total	$9,004.37

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling stockholders. The selling stockholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14.Indemnification of Directors and Officers.

Our directors and officers are indemnified as provided by Nevada Law and our Bylaws. We have agreed to indemnify each of our directors and officers against certain liabilities, including liabilities under the Securities Act of 1933.  These liabilities may include attorney’s fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on behalf of the Company. We may also bear the expenses of such litigation for any of our directors and officers, upon such person’s promise to repay us therefore if it is ultimately determined that any such person shall not have been entitled to indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15.Recent Sales of Unregistered Securities.

We were incorporated in the State of Nevada on September 30, 2011 and subsequently issued 3,000,000 shares of common stock to Layla Stone, the founder and sole officer and director of the Company in exchange for the domain name LiveChatCounseling.com, which she previously owned. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and qualify under such exemption since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered.  We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Stone had the necessary investment intent as required by Section 4(2) since she agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On November 16, 2011, the Company commenced a Regulation D Rule 506 offering with a total of 763,400 shares of common stock to 35 investors, at a price per share of $0.05 for an aggregate offering price of $38,170. The Company completed the Regulation D Rule 506 offering in July 2012. The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares for each stockholder:

Kelsey Foster	36,000
Maria Hernandez	32,000
David Goohs (1)	28,000
Nicholas Corselli	26,000
Katelyn R. Thompson	25,000
Kathy Goohs (1)	24,000
VL Bhaskar	24,000
Deborah Houston Cloer	24,000
Glenn Todd	23,000
Verlene Triplett	22,000
Deborah Mathews	22,000
Mia Hardwick	22,000
Mary Bunevacz	21,400
Nia Witts	21,000
Carin Bokhof	21,000
Inna Nio	20,000
Laura Wibowo	20,000
Narayaman Radhakrisnan (2)	20,000
Sujatha Radhakrisnan (2)	20,000
Shelly Kinsey	20,000
Nguyen Phan	20,000
Ronda Avery	20,000
Yasmine Malayeri	20,000
Matt Settles	20,000
James Dunn	20,000
Shani Ge	18,000
Jocelyn Williams	18,000
Mathew Styles	16,000
Karen Schroeder (3)	16,000
Charles Schroeder (3)	16,000
Arturo Hernandez (4)	20,000
Arcelia Hernandez (4)	24,000
Viktoriya Ovsovich	24,000
Monica Arteche	20,000
Erlinda Moline	20,000

(1) David Goohs and Kathy Goohs are husband and wife.
(2) Narayaman Radhakrisnan and Sujatha Radhakrisnan are husband and wife.
(3) Karen Schroeder and Charles Schroeder are husband and wife.
(4) Arturo Hernandez and Arcelia Hernandez are mother and son.

To our knowledge, none of the selling stockholders or their beneficial owners:

●	has had a material relationship with us other than as a stockholder at any time within the past three years; or
●	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates
●	are broker-dealers or affiliated with broker-dealers.

Please note that pursuant to Rule 506, all shares purchased in the Regulation D Rule 506 offering were restricted in accordance with Rule 144 of the Securities Act of 1933. In addition, each of these stockholders were either accredited as defined in Rule 501 (a) of Regulation D promulgated under the Securities Act or sophisticated as defined in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act.

(A)
At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act; or (2) an “investment company” within the meaning of the federal securities laws.

(B)
Neither we, nor any of our predecessors, nor any of our directors, nor any beneficial owner of 10% or more of any class of our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(C)	The offers and sales of securities by us pursuant to the offerings were not attempts to evade any registration or resale requirements of the securities laws of the United States or any of its states.

(D)	None of the investors are affiliated with any of our directors, officers or promoters or any beneficial owner of 10% or more of our securities.

We have never utilized an underwriter for an offering of our securities. The terms of these securities are discussed in greater detail in the section of the prospectus entitled “Description of Capital Stock.”  Other than the securities mentioned above, we have not issued or sold any securities.

Item 16.Exhibits and Financial Statement Schedules.

EXHIBIT NUMBER	DESCRIPTION
3.1	Articles of Incorporation*
3.2	By-Laws*
5.1	Opinion of Anslow & Jaclin, LLP
10.1	Employment Agreement, dated February 21, 2012, by and between Counseling International, Inc. and Layla Stone*
10.2	Terms and Conditions of LivePerson.com Affiliates Agreement
10.3	Amazon.com Associates Program Operating Agreement
10.4	Google AdSense Online Standard Terms and Conditions
10.5	ClickBank Client Contract
10.6	Commission Junction Publisher Service Agreement
23.1	Consent of Berman & Company, P.A.
23.2	Consent of Counsel, as in Exhibit 5.1

*Previously Filed

Item 17.Undertakings.

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.        To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.       To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.         The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Venice, State of California on September 24, 2012.

COUNSELING INTERNATIONAL, INC.

/s/ Layla Stone
Name: Layla Stone Position: President, Principal Executive Officer, Principal Financial Officer Principal Accounting Officer, Director

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Layla Stone	Chief Executive Officer (Principal	September 24, 2012
Layla Stone	Executive Officer and Principal Financial Officer) and Director

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
3.1	Articles of Incorporation*
3.2	By-Laws*
5.1	Opinion of Anslow & Jaclin, LLP
10.1	Employment Agreement, dated February 21, 2012, by and between Counseling International, Inc. and Layla Stone*
10.2	Terms and Conditions of LivePerson.com Affiliates Agreement
10.3	Amazon.com Associates Program Operating Agreement
10.4	Google AdSense Online Standard Terms and Conditions
10.5	ClickBank Client Contract
10.6	Commission Junction Publisher Service Agreement
23.1	Consent of Berman & Company, P.A.
23.2	Consent of Counsel, as in Exhibit 5.1

*Previously Filed